UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41827	51-0407811
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250

San Diego, CA 92130

(858) 369-7100

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2023, MEI Pharma, Inc. (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Funicular Funds, LP, a Delaware limited partnership (“Funicular”), Cable Car Capital LLC, a California limited liability company (“Cable Car”) and Jacob Ma-Weaver, an individual (“Mr. Ma-Weaver” and, collectively with Funicular and Cable Car, the “Cable Car Investors”); Anson Funds Management LP, a Texas limited partnership (“Anson Funds”), Anson Management GP LLC, a Texas limited liability company (“Anson Management”), Anson Advisors Inc., a corporation formed under the laws of Ontario, Canada (“Anson Advisors”), Anson Investments Master Fund LP, a Cayman Islands exempted limited partnership (“Anson Investments”), AIMF GP LLC, a Texas limited liability company (“AIMF”), Anson East Master Fund LP, a Cayman Islands exempted limited partnership (“Anson East”), AEMF GP LLC, a Texas limited liability company (“AEMF”), Anson Opportunities Master Fund LP, a Cayman Islands exempted limited partnership (“Anson Opportunities”), AOMF GP, LLC, a Texas limited liability company (“AOMF”), Bruce R. Winson, an individual (“Mr. Winson”), Amin Nathoo, an individual (“Mr. Nathoo”) Moez Kassam, an individual (“Mr. Kassam”), and Taheer Datoo, an individual (“Mr. Datoo” and collectively with Anson Funds, Anson Management, Anson Advisors, Anson Investments, AIMF, Anson East, AEMF, Anson Opportunities, AOMF, Mr. Winson, Mr. Nathoo, and Mr. Kassam, the “Anson Investors”); and solely for the purpose of Sections 1(f) and 2 therein, James Flynn, an individual (“Mr. Flynn”) and solely for the purposes of Section 2 therein, Mark Feldberg, an individual. The Cable Car Investors and the Anson Investors and each of their Affiliates (as defined therein) are collectively referred to as the “Investors,” and each, an “Investor”.

Pursuant to the Cooperation Agreement, the Company agreed to: (1) appoint Mr. James Flynn, Mr. Taheer Datoo, and Mr. Steven Wood to the board of directors (the “Board”), with an initial term expiring at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), and to nominate each of them for re-election at the 2024 Annual Meeting as the Company’s director nominees; (2) promptly pay a dividend in the amount of $1.75 per share of common stock to all stockholders; (3) subject to the proper exercise by the Board of its fiduciary duties under applicable law and to modification to the extent necessary to comply with appliable requirements under Delaware law, effect a second return of capital of approximately $9.33 million in the aggregate, in the form of a dividend or tender offer, if either (i) at least 17 patients in Cohort 1 of the Company’s ongoing ME-344 phase 1b study have disease progression prior to week 16 of treatment (a threshold consistent with the bar set forth in the phase 1b clinical trial protocol needed to continue the study by enrolling Cohort 2 of the phase 1b study), or (ii) at least six months after the date of the Cooperation Agreement, and prior to the initiation of Cohort 2 of the phase 1b study, the Board determines not to proceed with Cohort 2; and (4) form a Capital Allocation Committee of the Board, the scope of which will be to advise the Board on the Company’s strategic allocation of capital to support (i) the development of its drug candidate programs and (ii) other value creation or preservation measures, with a view toward maximizing stockholder value.

Under the terms of the Cooperation Agreement, the Investors have agreed to abide by customary standstill restrictions from the date of the Cooperation Agreement until the earlier to occur of (i) forty-five (45) days before the nomination window closes under the Bylaws for the Company’s 2026 Annual Meeting of Stockholders, and (ii) one hundred and twenty (120) days prior to the second anniversary of the 2024 Annual Meeting (the earlier of such date, the “Termination Date”) including that the Investors will not, among other things, (i) seek additional representation, or the removal of an existing director, on the Board, (ii) engage in any solicitation of proxies or consents, or (iii) make, or in any way participate in, any offer or proposal with respect to any Extraordinary Transaction (as defined therein), either publicly or in a manner that would reasonably require public disclosure by the Company or any of the Investors.

Pursuant to the Cooperation Agreement, the Investors agreed to certain voting commitments (subject to certain exceptions) and the parties agreed to a customary mutual non-disparagement provision.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 is incorporated herein by reference.

Resignations of Daniel P. Gold, Ph.D., Tamar D. Howson and Sujay R. Kango

In connection with the Cooperation Agreement, Daniel P. Gold, Ph.D., Tamar D. Howson and Sujay R. Kango have tendered their resignations as directors of the Board and all applicable committees of the Board, effective as of the date of the Cooperation Agreement, and will not seek reelection at the 2024 Annual Meeting. Neither Dr. Gold’s, Ms. Howson’s or Mr. Kango’s resignation from the Board is due to any disagreement with the Company, its management, the Board or any committee thereof, or with respect to any manner relating to the Company’s operations, policies or practices.

Appointments of Steven Wood, Taheer Datoo and James Flynn

In connection with the Cooperation Agreement, the Company has appointed two directors designated by Anson Funds and Cable Car: Mr. James Flynn and Mr. Taheer Datoo. Additionally, Mr. Steven Wood, as mutually agreed upon by the Company and Anson Funds and Cable Car, has been appointed to the Board as an additional MEI stockholder representative designated by the Board.

Taheer Datoo. Mr. Datoo has served in various roles of increasing seniority at Anson Funds, a hedge fund with a global investment portfolio, since 2016, including most recently as Principal and Portfolio Manager since January 2023, as well as Portfolio Manager from January 2019 to December 2022 and as an Analyst, from 2016 to December 2019. While employed at Anson Funds, Mr. Datoo has primarily focused on North American small-cap equities, special situations and thematic investing. Prior to joining Anson, Mr. Datoo served as an investment banker for BMO Capital Markets, the capital markets subsidiary of Bank of Montreal (NYSE/TSX: BMO), an international financial services company, from 2013 to 2015. Mr. Datoo earned a B.A. in economics and finance from McGill University. We believe that Mr. Datoo’s extensive experience identifying, funding and engaging in business development activities qualifies him to serve on the Board.

James Flynn. Mr. Flynn is currently a Managing Member and Portfolio Manager of Nerium Capital LLC, an investment adviser he founded in 2021. Nerium Capital LLC is the General Partner of Nerium Partners LP, a healthcare focused investment partnership. Mr. Flynn also currently serves as a Board Member for Axiom Health, a provider of software and big-data solutions to the healthcare industry, since 2022, and has been an advisor to the company since 2020. From 2017 to 2018, Mr. Flynn worked as a therapeutics analyst at Aptigon Capital (a Citadel Company), an investment firm. Prior to that, from 2003 to 2017, Mr. Flynn served in various roles at Amici Capital, LLC, an investment firm, including healthcare portfolio manager (2008 to 2017). From 2002 to 2003, Mr. Flynn worked in the credit research/high yield group at Putnam Investments, an investment firm. Mr. Flynn earned a S.B. degree in Management Science with a concentration in Finance and a minor in Economic Science from the Massachusetts Institute of Technology (MIT). Mr. Flynn is a Chartered Financial Analyst (CFA) charterholder. We believe that Mr. Flynn’s relevant industry expertise and extensive experience identifying, funding and engaging in business development activities qualifies him to serve on the Board.

Steven Wood. Mr. Wood, CFA, is the founder and Chief Investment Officer of GreenWood Investors, LLC., an investment advisory firm established in 2010. Mr. Wood also currently serves as a Board Member of Leonardo SpA, an Italian-listed international Aerospace & Defense company, and CTT - Correios De Portugal, a publicly-listed Iberian logistics company. Prior to founding GreenWood Investors in 2010, Mr. Wood was a research analyst at Carr Securities from 2009 to 2013. Previously, Mr. Wood worked as an investment banking analyst for RBC Capital Markets in the Syndicated and Leveraged Finance group. He began his career with the special situations team at Kellogg Capital Group. Mr. Wood is a Chartered Financial Analyst charterholder. He received a triple degree, Cum Laude, from Tulane University in Economics, Political Economy and International Relations in 2005. We believe that Mr. Woods’s prior experience as a Board Member and extensive experience identifying, funding and engaging in business development activities qualifies him to serve on the Board.

Item 7.01	Regulation FD Disclosure

On November 1, 2023, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement, the capital return to stockholders, the appointments of Mr. Flynn, Mr. Datoo and Mr. Wood to the Board, the resignations of Dr. Gold, Ms. Howson and Mr. Kango, and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of October 31, 2023, by and among the Investors and the Company

99.1	Press Release, dated November 1, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

Date: November 1, 2023	By:	/s/ David M. Urso
David M. Urso
Chief Executive Officer